CONFORMED COPY

                      AMENDMENT NO. 2 TO DEPOSIT AGREEMENT

          AMENDMENT NO. 2 dated as of March 26, 2007 (the "Amendment") to the deposit agreement dated as of June 4, 1996, by and among SGL Carbon Aktiengesellschaft, (the "Company"), Deutsche Bank Trust Company Americas, as successor depositary (the "Depositary") and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued thereunder, as amended by amendment No. 1 dated as of February 22, 2000 (the "Deposit Agreement").

                              W I T N E S S E T H:

          WHEREAS, the Company and JP Morgan Chase Bank (formerly Morgan Guaranty Trust Company of New York) entered into the Deposit Agreement for the purposes set forth therein;

          WHEREAS, the Company has removed JP Morgan Chase Bank as depositary under the Deposit Agreement and has appointed Deutsche Bank Trust Company Americas as successor depositary under the Deposit Agreement;

          WHEREAS, Deutsche Bank Trust Company Americas has accepted its appointment as successor depositary under the Deposit Agreement;

          WHEREAS, the Company desires to provide for the deposit of ordinary bearer shares of the Company ("Shares") with the Depositary or the Custodian as agent for the Depositary and for the execution and delivery of Receipts evidencing American Depositary Shares representing the Shares so deposited;

          WHEREAS, the Company and the Depositary desire to amend the terms of the Deposit Agreement and form of Receipt in accordance with Section 6.1 of the Deposit Agreement to reflect the removal of JP Morgan Chase Bank and the appointment of the Depositary and certain other changes as set out herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

          SECTION 2.01. All references in the Deposit Agreement, the Receipts and in the form of Receipt to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement as amended and supplemented by this Amendment.

          SECTION 2.02. All references in the Deposit Agreement to "Morgan Guaranty Trust Company of New York" or the "Depositary" shall be references to "Deutsche Bank Trust Company Americas".

          SECTION 2.03. The words "60 Wall Street, New York, New York 10260" in the definition of "Depositary's Office" shall be replaced with "60 Wall Street, New York, New York 10005, U.S.A".

          SECTION 2.04. All references in the Deposit Agreement to the Custodian shall be references to Deutsche Bank AG, Frankfurt, Frankfurter Strasse, 63-69, Eschbom 65760, Federal Republic of Germany.

          SECTION 2.05. Section 3.4 of the Deposit Agreement is amended to read as follows:

          Each Holder and Beneficial Owner agrees to comply with all applicable provisions of German law as in effect from time to time and the Articles of Association with regard to a notification to the Company and to the Federal Authority for Financial Services Supervision (Bundesanstalt fur Finanzdienstleistungsaufsicht), as applicable of such Holder's or Beneficial Owner's interest in Shares, including any provision requiring such Holder or Beneficial Owner to disclose within a prescribed period an interest in Shares in excess of 25% or 50% of such Shares outstanding or the reaching, exceeding or falling below 3%, 5%, 10%, 15%, 20%, 25%, 30%, 50% or 75% of the voting rights or such other percentage as may be required from time to time pursuant to any provision of German law or the Articles of Association, as if such Holder or Beneficial Owner were an owner of the Shares represented by the ADSs evidence by the Receipt or Receipts owned by such Holder or Beneficial Owner.

          Section 21(1) of the Securities Trading Act (Wertpapierhandelsgesetz) currently requires that any person (a "Relevant Person") whose shareholding reaches, exceeds or falls below 3%, 5%, 10%, 15%, 20%, 25%, 30%, 50% or 75% of the voting rights in an issuer whose home member state within the meaning of Section 2 No. 6 of the Wertpapierhandelsgesetz is the Federal Republic of Germany (a "Registrant"), whether by acquiring or disposing of shares or otherwise, shall forthwith, and at the latest within four trading days, inform the issuer and the Federal Authority for Financial Services Supervision in writing that his shareholding has reached, exceeded or fallen below the aforesaid thresholds. Pursuant to Section 22(1) of the Wertpapierhandelsgesetz -- among other things -- voting rights attaching to the shares of a Registrant (1) which belong to a third person and are held by that person for the account of the Relevant Person or an enterprise controlled by him, (2) the transfer of which he or an enterprise controlled by him can require by unilateral declaration, or (3) which are entrusted to him where he can exercise at his discretion the voting rights attached to the shares, unless specific directions are given by the shareholder, are attributed to the Registrant for the purpose of the notification requirement pursuant to Section 21(1) of the Wertpapierhandelsgesetz. Pursuant to Section 23(1) of the Wertpapierhandelsgesetz, voting rights from shares of a Registrant are not taken into account for the purpose of the notification requirement pursuant to Section 21(1) if the Relevant Person (1) is an enterprise providing investment services with its registered seat in a member state of the EU or the European Economic Area, (2) holds or intends to hold the shares concerned in its trading book and the voting rights from the shares do not exceed 5% of the voting rights in the issuer, and (3) ensures that the voting rights attached to the shares are neither exercised nor otherwise used to exercise any influence over the management of the issuer. Pursuant to Section 21(1)2 of the Wertpapierhandelsgesetz, in the case of certificates representing shares the notification obligations apply only to the holder of such certificates.

          Each Holder or Beneficial Owner acknowledges that for as long as the failure by a Holder or Beneficial Owner to promptly provide any required notification of such interest in Shares to the Company continues, such failure may result in the suspension of certain rights in respect of such American Depositary Shares or such Holder or Beneficial Owner and the Shares owned by the Holder or Beneficial Owner, such controlled enterprise or such individual including, without limitation, voting rights and the right to receive dividends.

          The Depositary agrees to comply with all provisions of German law as in effect from time to time with respect to any notification obligations applicable to it as the Depositary under this Agreement.

          SECTION 2.06. The second paragraph of Section 5.9 of the Deposit Agreement shall be replaced in its entirety with the following:

          The following charges, where applicable, shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to
          Section 4.3 of the Deposit Agreement), or by the Holder, whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or the appointed agent of the Company for transfer and registration of Shares and applicable transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3 of the Deposit Agreement, the execution and delivery of Receipts pursuant to Section 4.3 of the Deposit Agreement, and the surrender of Receipts pursuant to Section
          2.5 of the Deposit Agreement, (6) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 6 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners, and (7) an annual servicing fee of up to $0.04 per one American Depositary Share.

          SECTION 2.07. The words "one year" in the fifth sentence of Section
6.2 of the Deposit Agreement shall be replaced with the words "two months".

          SECTION 2.08. The second paragraph of Section 7.5 of the Deposit Agreement shall be replaced in its entirety with the following:

          Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex, facsimile transmission or by electronic transmission unless otherwise agreed in writing between the Company and the Depositary, confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, U.S.A., Attention: ADR Department, telephone +1 212 250 9100, facsimile: +1 212 797 0327 or to any other address which the Depositary may specify in writing to the Company.

                                   ARTICLE III

                        AMENDMENTS TO THE FORM OF RECEIPT

          The form of Receipt attached as Exhibit A to the Deposit Agreement is amended and restated in its entirety to read as Exhibit A attached hereto.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

               (a) this Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

               (b) in order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Federal Republic of Germany, neither of such agreements need to be filed or recorded with any court or other authority in the Federal Republic of Germany, nor does any stamp or similar tax or governmental charge need to be paid in the Federal Republic of Germany on or in respect of such agreements; and

               (c) all of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                    ARTICLE V

                                  MISCELLANEOUS

          SECTION 5.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of such date, being the date on which the U.S. Securities and Exchange Commission declares effective the Registration Statement on Form F-6 to be filed by the Depositary on behalf of the legal entity created by the Deposit Agreement (the "Effective Date").

          SECTION 5.02. Outstanding Receipts. Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the Receipt effected hereby (as set forth in Exhibit A hereto), do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

          The Company hereby instructs the Depositary to promptly send notice of the execution of the Deposit Agreement, as amended and supplemented by this Amendment, to all Holders of Receipts outstanding under the Deposit Agreement as of the date hereof.

          Holders and Beneficial Owners of Receipts issued pursuant to the Deposit Agreement issued prior to the date hereof and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of Receipts issued pursuant and subject to all of the terms and conditions of the Deposit Agreement, as amended and supplemented by this Amendment, in all respects, provided, however, that any amendment to the Deposit Agreement effectuated by this Amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses, or which otherwise prejudices any substantial existing right of Holders, shall not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment and supplement effectuated by this Amendment shall have been given to Holders of outstanding Receipts.

          SECTION 5.03. Undertaking of Depositary. The Depositary hereby undertakes promptly to mail notice of the amendments set out in this Agreement to the Holders of Receipts outstanding as of the date hereof.

          SECTION 5.04. Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 5.8 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein. Nothing herein shall obligate Deutsche Bank Trust Company Americas to indemnify or hold harmless the Company or any of its directors, employees, agents and affiliates for any liability or expense arising out of acts performed or omitted by the Custodian or its directors, employees, agents and affiliates.

          SECTION 5.05. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION 5.06. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                               SGL CARBON AKTIENGESELLSCHAFT


                               By:    /s/Helmut Muhlbradt  /s/Christian Schwarz
                               Name:  Helmut Muhlbradt     Christian Schwarz
                               Title: General Counsel      Legal Counsel

                                                     DEUTSCHE BANK TRUST COMPANY
                                                     AMERICAS


                                                           By: /s/Jeff Margolick
                                                               -----------------
                                                           Name:  Jeff Margolick
                                                           Title: Director

                                                           By: /s/Clare Benson
                                                               -----------------
                                                           Name:  Clare Benson
                                                           Title: Vice President

                                    Exhibit A


No.                                   ------------------------------------------
                                      AMERICAN DEPOSITARY SHARES
                                      (Each American Depositary Share represents one-third of one deposited Share)

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                           AMERICAN DEPOSITARY RECEIPT
                           FOR ORDINARY SHARES OF THE
                        NOMINAL VALUE OF EUR 2.56 EACH OF
                          SGL CARBON AKTIENGESELLSCHAFT
                   (INCORPORATED UNDER THE LAWS OF THE FEDERAL
                              REPUBLIC OF GERMANY)

          DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary hereunder (the "Depositary"), hereby certifies that _____________ ___________, or registered assigns IS THE OWNER OF AMERICAN DEPOSITARY SHARES representing deposited ordinary shares (herein called "Shares") of SGL Carbon Aktiengesellschaft, incorporated under the laws of the Federal Republic of Germany (herein called the "Company"). At the date hereof, each American Depositary Share represents one-third of one Share deposited or subject to deposit with the Custodian named in the Deposit Agreement (herein called the "Custodian"). The Depositary's Office is located at 60 Wall Street, New York, New York 10005, U.S.A.

     THE DEPOSITARY'S OFFICE ADDRESS IS 60 WALL STREET, NEW YORK, N.Y 10005,
                                     U.S.A.

1.   THE DEPOSIT AGREEMENT

          This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement dated as of June 4, 1996 as amended from time to time (as so amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and to become bound by all of the terms and conditions thereof. References to "Receipts" shall include Direct Registration Receipts, unless the context otherwise requires. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such shares, securities, property, and cash are herein called "Deposited Securities"); Copies of the Deposit Agreement are on file at the Depositary's Office in New York City and at the office of the Custodian.

          The statements made on the face and reverse of this receipt are summaries of certain provisions of the Deposit agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.   SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES

          Upon surrender of this Receipt at the Depositary's Office, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement and the Company's Articles of Association and the Deposited Securities, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) Shares to an account within DEC specified by such Holder and (b) any other securities, property and cash to which such Holder is then entitled in respect of such receipts to such Holder or as ordered by him. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the Holder. Such delivery will be made at the option of the Holder hereof, either at the office of the Custodian or at the Depositary's Office, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Depositary's Office shall be at the risk and expense of the Holder hereof. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

3.   TRANSFERS, SPLIT-UPS, AND COMBINATION OF RECEIPTS

          The transfer of this Receipt is registrable on the books of the Depositary, without unreasonable delay, at the Depositary's Office by the Holder hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt, the delivery of any distribution thereof or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and, if applicable, any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt.

          The delivery of Receipts against, or adjustments in the records of the Depositary to reflect, deposits of shares generally or against or in order to reflect deposits of particular Shares may be suspended, or deposits of Shares may be refused, or the transfer of Receipts in particular instances may be refused, or the registration of transfer, split-up or combination of outstanding Receipts may be suspended generally or in particular instances, during any period when the transfer books of the Depositary are closed, or if any such action in deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to Article (22) hereof. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.   LIABILITY OF HOLDER OR BENEFICIAL OWNER FOR TAXES

          If any tax or other governmental charge shall become payable with respect to such Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder or Beneficial Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any transfer and withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities, or may sell for the account of the Holder or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder or Beneficial Owner hereof shall remain liable for any deficiency.

5.   WARRANTIES AND DEPOSITORS

          Every person depositing Shares hereunder shall be deemed thereby to represent and warrant in addition to such representations and warranties as may be required pursuant to Section 2.2 of the Deposit Agreement, that such Shares and each certificate therefore are validly issued, fully paid, nonassessable, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.   FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION

          Subject to applicable German law, any person presenting Shares for deposit or any Holder or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or other information to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale of any dividend or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made to the satisfaction of the Company and the Depositary. No Share shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of the Federal Republic of Germany and each necessary approval, if any, has been granted by any governmental body in-the Federal Republic of Germany, which is then performing the function of the regulation of currency exchange. If required by the Depositary, and only in accordance with applicable law of the Federal Republic of Germany, Shares presented for deposit at any time shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, right to subscribe for additional Shares, right to receive other property or right to vote the Shares to which the Beneficial Holders on the date of such deposit will be entitled, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

7.   CHARGES OF DEPOSITARY

          The Company agrees to pay the fees and reasonable expanses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

          The following charges, where applicable, shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), or by the Holder, whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or the appointed agent of the Company for transfer and registration of Shares and applicable transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders,
(4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3 of the Deposit Agreement, the execution and delivery of Receipts pursuant to Section 4.3 of the Deposit Agreement, and the surrender of Receipts pursuant to Section 2.5 of the Deposit Agreement, (6) a fee for the distribution of securities pursuant to
Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 6 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners, and (7) an annual servicing fee of up to $0.04 per one American Depositary Share. The provisions in respect of these charges may be changed in the manner indicated in Paragraph 21 hereof.

8.   LOANS AND PRE-RELEASE OF SHARES AND RECEIPTS

          Unless requested in writing by the Company to cease doing so, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement ("Pre-Release of Receipts"). The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not; such cancellation in prior to the termination of such Pre-Release or the Depositary known that such Receipt has been Pre-Released ("Pre-Release of Shares"). ("Pre-Release of Receipts" and "Pre-Release of Shares" are collectively referred to herein as "Pre-Release"). The Depositary may receive Receipts in lieu of Shares in satisfactory of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders or Beneficial owners, and (iii) will not take action with respect to such shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized (such collateral marked to market daily) with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.

          The number of American Depositary Shares and shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the American Depositary Shares deposited under the Deposit Agreement then outstanding; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set dollar limits with' respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders and Beneficial Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

          The Depositary may retain for its own account any compensation received by it in connection, with the foregoing.

9.   TITLE TO RECEIPTS

          It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by a proper instrument or instruments of transfer, and transferred in accordance with the terms of the Deposit Agreement, including without limitation, Section 2.4 or 2.6 of the Deposit Agreement, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York, provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder of this Receipt as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the registered Holder.

10.  VALIDITY OF RECEIPT

          This receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.  REPORTS: INSPECTION OF TRANSFER BOOKS

          The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission").

          Such reports and communication will be available for inspection and copying by holders and Holders at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

          The Depositary will make available for inspection by Holders of Receipts at the Depositary's Office, or, for so long as any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian or a nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

          The Depositary shall also send promptly to the Holders copies of such reports when furnished by the Company pursuant to Section 5.6 of the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent, if any required by the rules and regulations of the Commission.

          The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of Receipts and the Company provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.  DIVIDENDS AND DISTRIBUTIONS

          Whenever, the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, subject to the Deposit Agreement, convert as promptly as practicable such dividend or distribution into Dollars and will distribute as promptly as practicable the amount thus received to the Holders of Receipts entitled thereto, provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Security an amount on account of taxes or other governmental charges, the amount distributed to the Holders of the Receipts evidencing American Depositary Shares representing; such Deposited Securities shall be reduced accordingly.

          Subject to the provisions of Section 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary will, as promptly as practicable, cause the securities or property received by it to be distributed to the Holders of Receipts entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any fees or other governmental- charges in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary, after consultation with, the Company, may adopt such method as it may deem equitable and practicable for the purpose of, effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus, received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the

Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash; provided, however, that no such distribution to Holders shall be unreasonably delayed by any action of the Depositary or any of its agents. If additional Receipts are not so distributed, or such change in the records of the Depositary is not made, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

          If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may and shall if the Company shall so request, distribute as promptly as practicable, to the Holders of outstanding Receipts entitled thereto, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement provided, however, that no such distribution to Holders shall be unreasonably delayed by any action of the Depositary or any of its agents. If for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method, as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, or such change in the records of the Depositary is not made, each American Depositary share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

          In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders of Receipts entitled thereto in proportion to number of American Depositary shares representing such Deposited Securities evidenced by Receipts held by them respectively. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. The Company or its agent will remit to the appropriate governmental agency in the Federal Republic of Germany all amounts withheld and owing to such agency. The Depositary or its agent will remit to the appropriate governmental agency in the United States of America all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information in its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies.

          In addition, to the extent practicable, the Company and, in accordance with instructions from the Company, the Depositary and the Custodian, will take all administrative actions necessary to obtain, on behalf, and for the benefit of electing Holders and Beneficial Owners, all available refunds and reductions of German withholding taxes on dividends and other distributions on the Deposited Securities, provided that with respect to the Company, and such Holder or Beneficial owner, as Company has received prior written authorization from the Depositary, and such Holder or Beneficial owner to file certain documents with German tax authorities on behalf of such Holder or Beneficial owner.

13.  RECEIPTS FOR TAXES PAID

          The Company shall as soon as practical after the due date for any payment of any tax or other governmental charge to the government of the Federal Republic of Germany with respect to any distribution with respect to Deposited Securities provide the Depositary with an official receipt from the Federal Republic of Germany (or certified copies, thereof) setting forth the amounts, if any, of tax or other government charge so paid to the government of the Federal Republic of Germany. The Depositary shall for a period of five years after the date of any such payment of tax, or other governmental charge, maintain such receipt, or other documentation, in its files and shall provide a copy of such receipt, or other documentation, to the Holder or Beneficial Owner of American Depositary Shares representing such Deposited Securities evidenced by Receipts at the time of such distribution upon the request made by such Holder or Beneficial Owner or its agent to the Depositary.

14.  CONVERSION OF FOREIGN CURRENCY

          Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can m the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars (net of reasonable and customary expenses incurred by the Depositary in conversion of the Foreign Currency) transferred to the United States, the Depositary shall convert as promptly as practicable or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to, the holders of such warrants and/or instruments, as applicable, upon surrender thereof, for cancellation in whole or in part depending upon the terms of such warrants or other instruments. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

          If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency hereof, the Depositary may, and upon the reasonable request of the Company, shall file such application for approval or license, if any, as it may deem desirable, after consultation with the Company.

          If at any time the Depositary shall determine that in its judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the, right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same; provided however, that it requested in writing by a Holder entitled thereto, the Depositary shall distribute the foreign currency to such Holder as promptly as practicable.

          If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders for whom such conversion and distribution is not practicable; provided, however, that if requested in writing by a Holder entitled thereto, the Depositary shall distribute such balance of foreign currency to such Holder as promptly as practicable.

15.  RIGHTS

          In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Holders entitled thereto, subject to Section
5.7 of the Deposit Agreement or in disposing of such rights on behalf of any Holders and making the net proceeds available in dollars to such Holders or, if by the term of such rights offering or by reason of applicable law, the Depositary can neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such-Holders, then the Depositary shall allow the rights to lapse (without incurring liability to any person as a consequence thereof); provided, however, that the Depositary will, if so requested by the Company in its discretion take action as follows:

          (i) if at the time of the offering of any rights the Depositary determines that it in lawful and feasible, upon provision of such documents or certifications as requested by the Depositary, to make such rights available to all or certain Holders by means of rights, warrants or otherwise, the Depositary shall, after deduction or upon payment of fees and expenses of the Depositary, distribute to such Holders entitled thereto rights, warrants or other instruments therefor in such form and upon such term and representations as it may determine, in proportion to the number of American Depositary shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable-upon exercise of such rights by such Holders; or

          (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to all or certain Holders by means of rights, warrants or otherwise, or if the rights represented by such rights, warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or such warrants or other instruments, if a market therefor is available, at public or private sales, at such place or places and upon such terms as it may deem reasonable and proper and, after deduction or upon payment of the fees and expense of the Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.

          The Depositary will not offer rights to Holders unless both the rights and the securities to which such rights related are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Holders or are registered under the provisions of such Act. It a Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there bas been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an Opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration. The Company shall have no obligation to register such rights or such Securities under the Securities Act of 1933.

          The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

16.  RECORD DATES

          Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, of whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or whenever the Depositary shall, after consultation with the, Company, find it necessary or convenient for any other purpose, the Depositary shall fix a record date which shall, to the extent practicable, be either (x) the same record date as fixed by the company or (y) if different from the record date fixed by the Company, fixed after consultation with the Company, (a) for the determination of the Holders of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or
(b) for fixing the date on or after which each American Depositary Share will represent the changed number of Shares, to the extent practicable and subject to the provisions of the Deposit Agreement.

17.  VOTING OF DEPOSITED SECURITIES

          Upon receipt of notice from the Company of any meeting of holders of Shares or other Deposited Securities, the Depositary will, if requested by the Company, as soon as practicable thereafter, mail to the Holders a notice (the "Notice") which shall contain (a) such information as is contained in the notice of meeting or solicitation sent by the Company to the Depositary, (b) a statement that each Holder as of the record date fixed pursuant to Section 4.6 of the Deposit Agreement will be entitled, subject to applicable provisions of law, including any laws of Germany, the Articles of Association of the Company and the Deposit Agreement, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities underlying such Holders' Receipts, (c) a statement as to the manner in which instructions with respect to voting may be given, (d) a statement that, if not voting instructions are received on or before the date established by the Depositary for such purpose, that a Holder shall be deemed to have instructed the Depositary to give a proxy to the Custodian with respect to the Shares or other Deposited Securities to vote such Shares or other Deposited Securities in accordance with Section 135 of the German Stock Corporation Law, (e) a copy of the recommendation (the "Recommendation") prepared by such Custodian in accordance with Section 128(2) of the German Stock Corporation Law, together with an English translation thereof and (f) a statement that, at the written request and expense of a Holder, and subject to compliance with any reasonable requirements the Depositary may establish (which may include the deposit of such Holder's Receipts in a blocked account or the restriction of transfers of such Holder's Receipts) the Depositary will provide such Holder with the documentation necessary to enable such Holder to attend such meeting. Section 128(2) of the German Stock Corporation Law requires a bank that will exercise voting rights on behalf of shareholders at a shareholders' meeting to communicate to such shareholders its proposals (the "Recommendation") in respect of the exercise of voting rights for each item on the agenda for such meeting, and that in making such proposals it shall be guided by the interests of shareholders. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary to receive voting instructions, the Depositary shall endeavor, insofar as practicable and permitted under the laws of Germany, the Articles of Association of the Company and the Deposit Agreement, (i) to vote or cause to be voted the amount of Shares or other Deposited Securities underlying such Holder's Receipts in accordance with the written instructions received from Holders of such receipts or furnish such Holders a proxy in. accordance with the instructions set forth in such request and (ii) subject to any requirements the Depositary may establish to provide the documentation necessary to enable such Holder to attend such meeting in accordance with such request. The Depositary shall not, and the Depositary shall ensure that each of its nominees does not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions received from Holders of Receipts (or deemed to have been received as set forth in the next paragraph).

          Subject to the following paragraph of this Article 17 and the third paragraph of Section 4.7 of the Deposit Agreement, if no specific voting instructions are received by the Depositary from any Holder (to whom the Notice was sent by the Depositary) with respect to the Deposited Securities underlying such Holder's Receipts on or before the date established by the Depositary for such purpose and such Holder has not given notice to the Depositary on or before such date that it intends to attend the meeting and vote thereat, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a proxy to the Custodian with respect to such Shares or other Deposited Securities in accordance with Section 135 of the German Stock Corporation Law. Section 135 of the German Stock Corporation Law provides that if a bank authorized by proxy to vote shares has not received voting instructions as to such shares, it shall vote such shares in accordance with the Recommendation prepared by it in accordance with Section 128(2) of the German Stock Corporation Law, unless the bank may assume in view of the circumstances prevailing, the shareholder would, if he had knowledge of the facts, approve a different exercise of the voting rights. The Depositary shall not itself exercise any voting discretion over any Shares or other Deposited Securities.

          Anything in the Deposit Agreement to the contrary notwithstanding, in the event that the Custodian shall fail to supply the Recommendation to the Depositary at least 21 calendar days prior to any meeting of holders of Shares or other Deposited Securities with respect to which the Depositary has received notice from the Company pursuant to the Deposit Agreement, the Depositary shall mail the Notice without such Recommendation (and without reference to any proxy to be given to the Custodian) to the Holders as herein-above provided, and, thereafter, in any case in which no specific voting instructions are received by the Depositary from a Holder on or before the date established by the Depositary to receive voting instructions with respect to the Deposited Securities underlying such Holder's Receipts, no votes shall be cast at such meeting with respect to such Deposited Securities.

          Subject to Section 5.3 of the Deposit Agreement, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote.

18.  CHANGES AFFECTING DEPOSITED SECURITIES

          In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger of consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as a new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case, the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

19.  LIABILITY OF THE COMPANY AND THE DEPOSITARY

          Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owner or other person, if by reason of any provision of any present or future law of the United States, the Federal Republic of Germany or any other country, or of any other governmental or regulatory authority, or exchange, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder or Beneficial Owner or other person of a Receipt by reason of any non-performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement of the Articles of Association of the Company. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, because of applicable law, or for any other reason, such distribution or offering may not be made available to Holders of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, or shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject or any liability under the Deposit Agreement to any Holder or Beneficial Owner or person, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without gross negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity, worth or fair market value of the Deposited Securities except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without gross negligence or bad faith. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities, or in respect of the Receipt, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary, its agents, the Company or its agents shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner or any other person believed by it in good faith and without gross negligence to be competent to give such advice or information, including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith and without gross negligence. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary and without gross negligence. The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence of bad faith of any of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares, or omissions from such information; or (ii) by the Company or any of its directors, employees, agents and affiliates. The obligations set forth in Section 5.8 of the Deposit Agreement shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

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

          Any person seeking indemnification hereunder (and "Indemnified Person") shall notify the person from whom it is seeking indemnification (the "Indemnifying Person") of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No Indemnified Person shall comprise or settle any such action or claim without the consent in writing of the Indemnifying Person. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

20.  RESIGNATION AND REMOVAL OF THE DEPOSITARY

          The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may with the prior consent of the Company, appoint a substitute or additional custodian or custodians.

21.  AMENDMENT

          The form of the Receipts and any provisions of the Deposit Agreement may at any time and form time to time be amended by agreement between the Company and the Depositary without the consent of the Holder of Receipts; provided, however, that any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right or Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the-right of the Holder of any Receipt to surrender such Receipt and receive therefore the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

22.  TERMINATION OF DEPOSIT AGREEMENT

          The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Holders of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Holder of a Receipt, will upon (a) surrender of such Receipt at the Depositary's Office, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights as provided in the

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Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt/in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of two months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations to the Depositary with respect to indemnification, charges, and expenses.

23.  COMPLIANCE WITH U.S. SECURITIES LAWS

          Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

24.  DISCLOSURE OF OWNERSHIP

          Each Holder and Beneficial Owner agrees to comply with all applicable provisions of German law as in effect from time to time and the Articles of Association with regard to a notification to the Company and to the Federal Authority for Financial Services Supervision (Bundesanstalt fur Finanzdienstleistungsaufsicht), as applicable of such Holder's or Beneficial Owner's interest in Shares, including any provision requiring such Holder or Beneficial Owner to disclose within a prescribed period an interest in Shares in excess of 25% or 50% of such Shares outstanding or the reaching, exceeding or falling below 3%, 5%, 10%, 15%, 20%, 25%, 30%, 50% or 75% of the voting rights or such other percentage as may be required from time to time pursuant to any provision of German law or the Articles of Association, as if such Holder or Beneficial Owner were an owner of the Shares represented by the ADSs evidence by the Receipt or Receipts owned by such Holder or Beneficial Owner.

          Section 21(1) of the Securities Trading Act (Wertpapierhandelsgesetz) currently requires that any person (a "Relevant Person") whose shareholding reaches, exceeds or falls below 3%, 5%, 10%, 15%, 20%, 25%, 30%, 50% or 75% of the voting rights in an issuer whose home member state within the meaning of
Section 2 No. 6 of the Wertpapierhandelsgesetz is the Federal Republic of Germany (a "Registrant"), whether by acquiring or disposing of shares or otherwise, shall forthwith, and at the latest within four trading days, inform the issuer and the Federal Authority for Financial Services Supervision in writing that his shareholding has reached, exceeded or fallen below the aforesaid thresholds. Pursuant to Section 22(1) of the Wertpapierhandelsgesetz -- among other things -- voting rights attaching to the shares of a Registrant
(1) which belong to a third person and are held by that person for the account of the Relevant Person or an enterprise controlled by him, (2) the transfer of which he or an enterprise controlled by him can require by unilateral declaration, or (3) which are entrusted to him where he can exercise at his discretion the voting rights attached to the shares, unless specific directions are given by the shareholder, are attributed to the Registrant for the

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purpose of the notification requirement pursuant to Section 21(1) of the
Wertpapierhandelsgesetz. Pursuant to Section 23(1) of the Wertpapierhandelsgesetz, voting rights from shares of a Registrant are not taken into account for the purpose of the notification requirement pursuant to Section 21(1) if the Relevant Person (1) is an enterprise providing investment services with its registered seat in a member state of the European Economic Area, (2) holds or intends to hold the shares concerned in its trading book and the voting rights from the shares do not exceed 5% of the voting rights in the issuer, and
(3) ensures that the voting rights attached to the shares are neither exercised nor otherwise used to exercise any influence over the management of the issuer. Pursuant to Section 21(1)2 of the Wertpapierhandelsgesetz, in the case of certificates representing shares the notification obligations apply only to the holder of such certificates.

          Each Holder or Beneficial Owner acknowledges that for as long as the failure by a Holder or Beneficial Owner to promptly provide any such required notification of such interest in Shares to the Company continues, such failure may result in the suspension of certain rights in respect of such American Depositary Shares or such Holder or Beneficial Owner and the Shares owned by the Holder or Beneficial Owner, such controlled enterprise or such individual including, without limitation, voting rights and the right to receive dividends.

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